                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS'

We consent to the incorporation by reference in the Registration Statement on Form S-3 and the related Prospectus of MCK Communications, Inc. for the registration of 186,595 shares of its common stock issued to stockholders of DTI Holdings, Inc of our reports dated June 2, 2000 with respect to the consolidated balance sheet of DTI Holdings, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations and deficit, shareholders' equity, and cash flows for the period from October 1, 1998 to December 31, 1998 and the year ended December 31, 1999 and our report dated March 23, 2001 with respect to the balance sheet of Digital Techniques Inc. as of September 30, 1998 and the statements of operations and deficit and cash flows for the nine month period then ended, which reports appear in the Form 8-K/A of MCK Communication, Inc. dated June 14, 2000.


                                             /s/ KPMG LLP


Toronto, Canada
May 3, 2001